Exhibit 2.25

AMENDMENT NO. 2
Dated as of January 31, 2008

To that Certain

TERM LOAN CREDIT AGREEMENT

Dated as of March 31, 2006

among

FRESENIUS MEDICAL CARE AG & Co. KGaA,

FRESENIUS MEDICAL CARE HOLDINGS, INC.

and the other Borrowers and Guarantors identified therein,

BANK OF AMERICA, N.A.,
as Administrative Agent,

DEUTSCHE BANK AG NEW YORK BRANCH,
as Sole Syndication Agent,

THE BANK OF NOVA SCOTIA,
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,

and

THE LENDERS PARTY THERETO

BANC OF AMERICA SECURITIES LLC
and
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Book Running Managers

AMENDMENT NO. 2

THIS AMENDMENT NO. 2, dated as of January 31, 2008 (this “Amendment”), of that certain Term Loan Credit Agreement referenced below is by and among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares (“FMCAG”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and the other Borrowers identified herein, the Guarantors identified herein, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Term Loan Credit Agreement.

W I T N E S S E T H

WHEREAS, a $1.0 billion revolving credit facility has been established pursuant to the terms of that certain Bank Credit Agreement (as amended and modified, the “Bank Credit Agreement”) and a $3.6 billion term loan credit facility, consisting of a $1.85 billion Tranche A Term Loan and a $1.75 billion Tranche B Term Loan, has been established pursuant to the terms of that certain Term Loan Credit Agreement (as amended and modified, the “Term Loan Credit Agreement”), in each case, dated as of March 31, 2006 by and among FMCAG, FMCH, and certain subsidiaries and affiliates as borrowers and guarantors identified therein, the lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested certain modifications to the Term Loan Credit Agreement, including an amendment to increase the aggregate amount of certain Indebtedness permitted under the Term Loan Credit Agreement;

WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment on their behalf;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of the Term Loan Credit Agreement.

1.1 Definitions.

(a) The following definitions are added to Section 1.01 of the Term Loan Credit Agreement or, if already contained therein, amended to read as follows:

“Amendment No. 2 Effectiveness Date” means January 31, 2008.

“Euro Equivalent” means, at any time, (a) with respect to any amount denominated in Euro, such amount, and (b) with respect to any amount denominated in a Foreign Currency (other than Euro), the equivalent amount thereof in Euro as determined by the Administrative Agent (or, with respect to Letters of Credit, as determined by the L/C Issuer) at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of Euro with such Foreign Currency.

“FMCF-V” means PREAFIN III S.à r.l. (formerly known as FMC Finance S.à r.l. Luxembourg-V), a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg.

“Material Foreign Subsidiary” means (i) FMCD, (ii) Fresenius Medical Care Beteiligungsgesellschaft mbH, (iii) FMCF-V, (iv) FMC Trust Finance S.à r.l. Luxembourg, (v) FMC Trust Finance S.à r.l. Luxembourg-III, (vi) FMC Finance S.à r.l. Luxembourg-IV, (vii) FMC Finance II S.à r.l., (viii) National Medical Care of Spain, S.A., (ix) Fresenius Medical Care US Beteiligungsgesellschaft mbH, (x) Fresenius Medical Care US Zwei Beteiligungsgesellschaft mbH, (xi) Fresenius Medical Care US Drei Beteiligungsgesellschaft mbH, (xii) FMC Finance III S.A., and (xiii) Fresenius Medical Care US Zwei Vermögensverwaltungs GmbH & Co. KG.

(b) The defined term “Pro Forma Basis” is amended by deleting the text ‘‘(other than the covenant limiting Consolidated Capital Expenditures under Section 8.11(c))” contained therein.

1.2 Pledge of Capital Stock. Subsection (a) of Section 7.13 of the Term Loan Credit Agreement is amended as follows:

(a) in the case of Subsidiaries of FMCAG (other than Subsidiaries of FMCH), one hundred percent (100%) of the issued and outstanding Capital Stock with ordinary voting power issued to FMCAG or any of its Subsidiaries of (i) FMCH, (ii) FMCD, (iii) FMCF-V, (iv) National Medical Care of Spain, S.A., (v) Fresenius Medical Care Japan K.K. and (vi) Fresenius Medical Care Italia S.p.A.; provided that (1) in the case of the pledge of Capital Stock in Foreign Subsidiaries on the Closing Date, execution, notarization and recordation of local pledge agreements, parallel debt agreements and such other acts necessary or appropriate to give effect to the pledge under local law, together with the delivery of local counsel opinions in respect thereof, will be completed within ten (10) days of the Closing Date and (2) in the case of a pledge of Capital Stock of a Foreign Subsidiary, the Administrative Agent shall, in consultation with FMCAG, do an analysis of the relative benefits associated with the prospective pledge and where, in its reasonable discretion, the Administrative Agent shall make a determination, taking into account local custom and practice, that the costs, circumstances and requirements under local law associated with the pledge outweigh the relative benefits of the pledge, then in any such case the pledge will not be required;

1.3 Senior Funded Debt. In Section 8.01 of the Term Loan Credit Agreement, clauses (g) and (m) are amended to read as follows:

(g) senior Funded Debt of FMCAG and its Subsidiaries in an aggregate principal amount at any time outstanding of up to

(i) $500 million in senior notes, plus

(ii) an additional amount of $750 million (or, to the extent that any such Indebtedness is denominated other than in Dollars and not counted in the amount included in clause (iii) below, the Dollar Equivalent thereof), plus

(iii) an additional amount of €750 million (or, to the extent that any such Indebtedness is denominated other than in Euro and not counted in the amount included in clause (ii) above, the Euro Equivalent thereof, and including, for purposes hereof, any additional Indebtedness under the Schuldscheindarlehen and the EIB Loan in excess of that permitted under clauses (m) and (n) below, respectively);

* * * *

(m) in addition to Indebtedness otherwise permitted under this Section 8.01, Indebtedness under the EIB Loan in an aggregate principal amount not to exceed €221 million and any refinancings, refundings, renewals and extensions thereof; and

1.4 Financial Covenants. Section 8.11 of the Term Loan Credit Agreement is amended by deleting subsection (c) in its entirety.

2. Conditions Precedent. This Amendment shall become effective upon prior or simultaneous satisfaction of the following conditions, in form and substance reasonably satisfactory to the Administrative Agent:

(a) receipt by the Administrative Agent of executed copies of the consent and direction letter to this Amendment from the Required Revolving Lenders and the Required Lenders;

(b) receipt by the Administrative Agent of executed copies of the signature pages to this Amendment from the Credit Parties;

(c) Amendment No. 2 to the Bank Credit Agreement shall be effective; and

(d) payment of all fees and expenses (including fees and expenses of counsel to the Administrative Agent) in connection with this Amendment.

The Administrative Agent will promptly notify the Credit Parties and the Lenders when the conditions to the effectiveness of the amendment provisions of Section 2 of this Amendment have been met and will confirm that those provisions are effective. The provisions of Section 1 shall not be effective until the Administrative Agent shall have given such confirmation.

3. Representations and Warranties; Defaults. The Credit Parties affirm the following:

(a) all necessary action to authorize the execution, delivery and performance of this Amendment has been taken; and

(b) as of the date hereof, (i) the representations and warranties set forth in Article VI of the Term Loan Credit Agreement are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period) and (ii) no Default or Event of Default exists.

4. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents.

5. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Term Loan Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

6. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:	/s/ Lawrence A. Rosen
Name:     Lawrence A. Rosen
Title:  Member of the Management Board

By:	/s/ Dr. Rainer Runte
Name:  Dr. Rainer Runte
Title:   Member of the Management Board

PREAFIN III S.à r.l. (formerly known as FMC
Finance S.à r.l. Luxembourg-V), a private
limited company (société à responsabilité
limitée) organized under the laws of
Luxembourg

By:	/s/ Dr. Andrea Stopper
Name: Dr. Andrea Stopper
Title:   Director

BORROWER AND GUARANTOR:	FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation

By:	/s/ Mark Fawcett
Name:     Mark Fawcett
Title:  Assistant Treasurer

CO-BORROWERS AND GUARANTORS:

NATIONAL MEDICAL CARE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF INDIANA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation
FRESENIUS USA MANUFACTURING, INC., a Delaware corporation
FRESENIUS USA MARKETING, INC., a Delaware corporation
FRESENIUS USA, INC., a Massachusetts corporation
SAN DIEGO DIALYSIS SERVICES, INC., a Delaware corporation
SPECTRA LABORATORIES, INC., a Nevada corporation
WSKC DIALYSIS SERVICES, INC., an Illinois corporation
EVEREST HEALTHCARE INDIANA, INC., an Indiana corporation

By:	/s/ Mark Fawcet Name: Mark Fawcett Title: Treasurer

GUARANTOR:	FRESENIUS MEDICAL CARE NORTH AMERICA HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Fresenius Medical Care US Vermögensverwaltungs GmbH and Co. KG, a German limited partnership

Its General Partner

By:	Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company

       Its General Partner

By:	/s/ Josef Dinger Name: Josef Dinger
       Title:  Managing Director

GUARANTORS:	FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German limited liability company

By:	/s/ Dr. Emanuele Gatti
Name: Dr. Emanuele Gatti
Title:  Managing Director

By:	/s/ Rolf Groos
Name:  Rolf Groos
Title:   Managing Director

FRESENIUS MEDICAL CARE
BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By:	/s/ Dr. Emanuele Gatti
Name: Dr. Emanuele Gatti
Title:  Managing Director

By:	/s/ Dr. Rainer Runte
Name: Dr. Rainer Runte
Title:  Managing Director

FRESENIUS MEDICAL CARE US
BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By:	/s/ Josef Dinger
Name: Josef Dinger
Title:  Managing Director

GUARANTORS:	FRESENIUS MEDICAL CARE US ZWEI
BETEILIGUNGSGESELLSCHAFT mbH, a German
limited liability company

By:	/s/ Josef Dinger
Name:     Josef Dinger
Title: Managing Director

FRESENIUS MEDICAL CARE US DREI
BETEILIGUNGSGESELLSCHAFT mbH,a German
limited liability company

By:	/s/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

FMC TRUST FINANCE S.à r.l. LUXEMBOURG, a
private limited company (société à
responsabilité limitée) organized under the
laws of Luxembourg

By:	/s/ Gabriele Dux
Name:  Gabriele Dux

Title:	Director

FMC FINANCE II S.à r.l., a private limited
company (société à responsabilité limitée)
organized under the laws of Luxembourg

By:	/s/ Gabriele Dux
Name:  Gabriele Dux
Title:   Director

By:	/s/ Dr. Andrea Stopper
Name:     Dr. Andrea Stopper

Title:	Director

GUARANTORS:	FMC TRUST FINANCE S.à r.l. LUXEMBOURG-III, a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:	/s/ Gabriele Dux
Name:     Gabriele Dux

Title:	Director

FMC FINANCE S.à r.l. LUXEMBOURG-IV,
a private limited company (société à
responsabilité limitée) organized under the
laws of Luxembourg

By:	/s/ Dr. Andrea Stopper
Name:     Dr. Andrea Stopper

Title:	Director

NATIONAL MEDICAL CARE OF SPAIN, S.A., a
corporation (sociedad anónima) organized
under the laws of Spain

By:	/s/ Dr. Emanuele Gatti
Name:     Dr. Emanuele Gatti

Title:	Director

By:	/s/ Dr. Andrea Stopper
Name:     Dr. Andrea Stopper

Title:	Director

FMC FINANCE III S.A., a Luxembourg
corporation

By:	/s/ Gabriele Dux
Name:     Gabriele Dux

Title:	Director

GUARANTORS:	FRESENIUS MEDICAL CARE US ZWEI
VERMöGENSVERWALTUNGS GMBH & CO.
KG, a German limited partnership

By:	Fresenius Medical Care
Vermögensverwaltungs GmbH, a
German limited liability company

Its General Partner

By:	/s/ Josef Dinger
Name:     Josef Dinger

Title:	Managing Director

GUARANTORS:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC., a Delaware corporation
NMC A, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MAINE, INC., a Delaware corporation
EVEREST HEALTHCARE HOLDINGS, INC, a
Delaware corporation
FRESENIUS MANAGEMENT SERVICES, INC, a Delaware corporation
FMS NEW YORK, INC., a Delaware corporation
RENAL CARE GROUP, INC., a Delaware
corporation
DIALYSIS CENTERS OF AMERICA -- ILLINOIS, INC., an Illinois corporation
STAT DIALYSIS CORPORATION, a Delaware
corporation
RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation
FRESENIUS SECURITIES, INC., a California
corporation
SRC HOLDING COMPANY, INC., a Delaware
corporation

By:	/s/ Mark Fawcett
Name:     Mark Fawcett

Title:	Treasurer

GUARANTOR:	Bio-Medical Applications of Arizona, LLC (successor By merger to Bio-Medical Applications of Arizona,
Inc.), a Delaware limited liability company

By:	Bio-Medical Applications Management
Company, Inc., its sole member

By:	/s/ Mark Fawcett
Name:     Mark Fawcett

Title:	Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., for itself in its capacities
as Administrative Agent and Collateral Agent and on
behalf of the Lenders

By:	/s/ Angela Lau
Name:     Angela Lau

Title:	Assistant Vice President